Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints each of Walter Siegel and Michael LaBosco with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant  to the  requirements  of the  Securities  Act of 1933,  this  Power of Attorney  has been  signed by each of the  following  persons in the  capacities indicated, on the date indicated below.

Signature	Title	Date

/s/ CHRISTINE KING	President and Chief Executive Officer	October 13, 2009
Christine King	(Principal Executive Officer)

/s/ KRIS SENNESAEL	Vice President and Chief Financial Officer	October 13, 2009
Kris Sennesael	(Principal Financial Officer)

/s/ JOSEPH S. DURKO	Vice President, Corporate Controller and	October 13, 2009
Joseph S. Durko	Chief Accounting Officer
(Principal Accounting Officer)

/s/ STEVEN J. BILODEAU	Chairman	October 13, 2009
Steven J. Bilodeau

/s/ ANDREW M. CAGGIA	Director	October 13, 2009
Andrew M. Caggia

/s/ TIMOTHY P. CRAIG	Director	October 13, 2009
Timothy P. Craig

/s/ PETER F. DICKS	Director	October 13, 2009
Peter F. Dicks

/s/ JAMES A. DONAHUE	Director	October 13, 2009
James A. Donahue

/s/ IVAN T. FRISCH	Director	October 13, 2009
Ivan T. Frisch

/s/ DR. KENNETH KIN	Director	October 13, 2009
Dr. Kenneth Kin

/s/ STEPHEN C. MCCLUSKI	Director	October 13, 2009
Stephen C. McCluski